                                      EXHIBIT 1.1




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                         MOTORS AND GEARS, INC.



                ________________________________________


                              $170,000,000
                   10 % SERIES A SENIOR NOTES DUE 2006

                ________________________________________


                           ___________________

                           PURCHASE AGREEMENT

                      DATED AS OF NOVEMBER 1, 1996

                           ___________________








Donaldson, Lufkin & Jenrette      BT Securities     Jefferies & Company, Inc.
   Securities Corporation          Corporation



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

                                                        November 1, 1996



DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BT SECURITIES CORPORATION
JEFFERIES & COMPANY, INC.
  c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
    140 Broadway
    New York, New York  10005


Dear Sirs:

      Motors and Gears, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell an aggregate of $170,000,000 in principal amount of 10 % Series A Senior Notes due 2006 (the "Series A Senior Notes") of the Company, to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), BT Securities Corporation ("BT") and Jefferies & Company, Inc. ("JEFFERIES" and, together with DLJ and BT, the "INITIAL PURCHASERS"). The Series A Senior Notes will be issued pursuant to an indenture (the "INDENTURE") among the Company and Fleet National Bank as trustee (the "TRUSTEE").

      The Senior Notes are being issued and sold in connection with the acquisition (the "ACQUISITION") by the Company, through a newly-formed indirect subsidiary of the Company ("ACQUISITION SUB"), of the business and net assets of Imperial Electric Company ("IMPERIAL"), Scott Motor Company ("SCOTT") and Gear Research, Inc. ("GEAR" and, together with Imperial and Scott, the "ACQUIRED ENTITIES"). The Acquisition will close on the Closing Date (as defined below) pursuant to an agreement for the purchase and sale of assets (the "Acquisition Agreement"), to be dated as of November 7, 1996.

      The proceeds to the Company from the sale to the Initial Purchasers of the Senior Notes (the "PROCEEDS") and borrowings (the "BORROWINGS") under a revolving credit agreement (the "NEW CREDIT AGREEMENT"), to be dated as of November 7, 1996, by and among Motors and Gears Industries, Inc., a wholly owned subsidiary of the Company, Bankers Trust Company ("BTC"), as agent, and the other lenders thereunder will be used to fund the Acquisition. In addition, the Company will use the Proceeds and the Borrowings to repay, in full, all outstanding indebtedness under the Credit Agreement, dated September 22, 1995, by and among Merkle-Korff Industries, Inc., an indirect wholly owned subsidiary of the Company, BTC, as agent, and the other lenders thereunder (the "OLD CREDIT AGREEMENT").


      1. ISSUANCE OF SECURITIES. The Series A Senior Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary offering memorandum, dated October 16, 1996 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated November 1, 1996 (the "OFFERING MEMORANDUM" and, together with the Preliminary Offering Memorandum, the "OFFERING DOCUMENTS"), relating to the Company and the Series A Senior Notes.

      Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Senior Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)
      (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."


      2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, (i) the Company agrees to issue and sell the Series A Senior Notes to the Initial Purchasers, and (ii) each Initial Purchaser agrees, severally and not jointly, to purchase Series A Senior Notes from the Company in the principal amount set forth opposite the name of such Initial Purchaser in Schedule I at a price of 97% of the principal amount of the Series A Senior Notes (the "PURCHASE PRICE").


      3. TERM OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Senior Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons (each, a "144A PURCHASER") whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), (ii) a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) and (7) under the Act, that make certain representations and agreements to the Company (each, an "ACCREDITED INSTITUTION") and (iii) to non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Senior Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

      Holders (including subsequent transferees) of the Series A Senior Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as defined below), in substantially the form of Exhibit A hereto, for so long as such Series A Senior Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to (A) the Company's 10 % Series B Senior Notes due 2006 (the "SERIES B SENIOR NOTES" and, together with the Series A Senior Notes, the "SENIOR NOTES") to be offered in exchange for the Series A Senior Notes, (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER") and/or (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Senior Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."


      4. DELIVERY AND PAYMENT. Delivery to the Initial Purchasers by the Company of, and payment by the Initial Purchasers for, the Series A Senior Notes shall be made at 10:00 A.M., New York City time, on November 7, 1996 (the "CLOSING DATE") following the date of the initial offering (or such other date as the Company and the Initial Purchasers may agree), at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019.

      One or more Series A Senior Notes in definitive form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least one business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Series A Senior Notes sold pursuant to Exempt Resales to QIBs and to Accredited Institutions, shall be delivered by the Company to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price thereof by certified or official bank check or checks payable in next day funds (prior payment or deposit of which the Initial Purchasers shall bear no responsibility for) to the order of the Company or as the Company may direct. The Master Note in definitive form shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.


      5.   AGREEMENTS OF THE COMPANY.  The Company agrees with the Initial
Purchasers:

           (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, (i) of receipt of any notification with respect to the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Senior Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(f), or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Documents (or any amendment or supplement thereto) untrue or that requires the making of any additions to or changes in the Offering Documents (or any amendment or supplement thereto) in order to make the statements therein, in the light of the circumstances in which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Series A Senior Notes under any state securities or Blue Sky laws, and, if at any time any state securities commission or other regulatory authority shall issue any stop order or order suspending the qualification or exemption from qualification of any of the Series A Senior Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

           (b) Subject to paragraph (e) below, to furnish to the Initial Purchasers, without charge, as many copies of the Offering Documents, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Offering Documents, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

           (c) Not to amend or supplement the Offering Memorandum, whether before or after the Closing Date, unless (i) the Initial Purchasers have been previously advised thereof, and (ii) the Initial Purchasers have not reasonably objected thereto (unless in the opinion of counsel to the Company such amendment or supplement is necessary, in the judgment of counsel to the Company, to make the statements made in the Offering Memorandum not misleading); and to prepare, promptly upon the Initial Purchasers' request, any amendment or supplement to the Offering Memorandum that the Initial Purchasers deem necessary or advisable in connection with Exempt Resales (except to the extent any such amendment or supplement requested would, in the judgment of counsel to the Company, render the statements made in the Offering Memorandum, as proposed to be amended or supplemented, misleading).

           (d) Subject to paragraph (e) below, if, after the date hereof and prior to the completion of Exempt Resales of the Series A Senior Notes by the Initial Purchasers, any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Memorandum to comply with any law or to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, to promptly (i) prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements in the Offering Memorandum, as so amended or supplemented, will comply with all applicable laws and will not, in the light of the circumstances at the time it is so delivered, be misleading, and (ii) furnish each Initial Purchaser with such number of copies of the Offering Memorandum, as amended or supplemented, as such Initial Purchaser may reasonably request.

           (e) Prior to the earlier of the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement if, in the reasonable judgment of the Initial Purchasers, the Initial Purchaser or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Senior Notes,
      (A) to periodically amend or supplement the Offering Memorandum so that the information contained in the Offering Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) to amend or supplement the Offering Memorandum when necessary to reflect any material changes in the information provided therein so that the Offering Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Offering Memorandum is so delivered, not misleading and (C) to provide the Initial Purchasers with copies of each such amended or supplemented Offering Memorandum, as the Initial Purchasers may reasonably request.

           Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Senior Notes are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

           The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(e).

           (f) To (i) cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification of the Series A Senior Notes for offer and sale by the Initial Purchasers under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request, (ii) continue such qualification in effect so long as required for Exempt Resales of the Series A Senior Notes and (iii) file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, or take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

           (g) So long as any of the Senior Notes are outstanding, to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, during the period of three years following the date of this Agreement, to deliver to the Initial Purchasers, promptly upon their becoming available, (i) copies of all current, regular and periodic reports filed by the Company with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) copies of each report or other publicly available information of the Company mailed to the holders of Senior Notes and such other publicly available information concerning the Company and its subsidiaries as the Initial Purchasers may request.

           (h) To use the Proceeds from the sale of the Series A Senior Notes in the manner specified in the Offering Documents (and any amendments or supplements thereto) under the caption "Use of Proceeds."

           (i) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of the Senior Notes.

           (j) Except as otherwise agreed to by the parties hereto, to pay all costs, expenses, fees and taxes incident to,

                 (1) the preparation, printing, filing and distribution of the Offering Documents (including financial statements and exhibits) and all amendments and supplements to any of them,

                 (2) the printing and delivery of the Operative Documents, the Series A Senior Notes, the preliminary and supplemental Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (including in each case any disbursements of counsel to the Initial Purchasers relating to such printing and delivery),

                 (3) the issuance and delivery by the Company of the Series A Senior Notes,

                 (4) the registration or qualification of the Series A Senior Notes for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification and memoranda relating thereto),

                 (5) furnishing such copies of the Offering Documents (including all documents incorporated by reference therein) and all amendments and supplements thereto as may be requested for use in connection with the Exempt Resales,

                 (6) the rating of the Series A Senior Notes by rating agencies, if any,

                 (7) all expenses and listing fees in connection with the application for quotation of the Series A Senior Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL"),

                 (8) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Series A Senior Notes by DTC for "book-entry" transfer, and

                 (9) the performance by the Company of its other obligations under this Agreement.

           (k) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than a default by the Initial Purchasers) or if for any reason the Company shall be unable or unwilling to perform their obligations hereunder, the Company shall, except as otherwise agreed by the parties hereto, reimburse the Initial Purchasers for the fees and expenses to be paid or reimbursed pursuant to Section 5(j) above, and reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of counsel to the Initial Purchasers) reasonably incurred by the Initial Purchasers in connection with the transactions contemplated by this Agreement.

           (l) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Documents.

           (m) Not to distribute prior to the Closing Date any offering material in connection with the offering and sale of the Series A Senior Notes other than the Offering Documents.

           (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Senior Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of Series A Senior Notes.

           (o) For so long as any of the Senior Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Eligible Purchaser or beneficial owner of Senior Notes in connection with any sale thereof and any prospective purchaser of such Senior Notes from such Eligible Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

           (p) To comply with their agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Series A Senior Notes by DTC for "book-entry" transfer.

           (q) On the Closing Date, to deliver to the Initial Purchasers true and correct copies of the executed Acquisition Agreement and New Credit Agreement and all documents and agreements related thereto and not to enter into any amendment, alteration, modification or waiver thereto or in the exhibits or schedules thereto that have not been delivered to the Initial Purchasers.

           (r) To use its best efforts to effect the inclusion of the Series A Senior Notes in PORTAL.

           (s) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Senior Notes.


      6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Initial Purchaser that:

           (a) The Offering Documents have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date does not and as of the Closing Date will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Offering Documents (or any amendment or supplement thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the any of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, have been issued.

           (b) The Company and each of its subsidiaries (1) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (2) has full corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties, and (3) except as otherwise agreed to by the parties hereto, is duly qualified and in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, property, prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

           (c) All of the outstanding capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, is not and, as a result of the Offering or the consummation of the Acquisition pursuant to the Acquisition Agreement, will not be, subject to preemptive or similar rights and, except as described in the Offering Memorandum, (i) all of the Company's subsidiaries' capital stock is owned by the Company, free and clear of any security interest, claim, lien or encumbrance, except as described in the Offering Memorandum and (ii) there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any such subsidiary.

           (d) The Company has all necessary corporate power and authority to enter into and perform its obligations under the Operative Documents and to issue, sell and deliver the Series A Senior Notes to the Initial Purchasers.

           (e) Neither the Company nor any of its subsidiaries is (1) in violation of its respective charter or bylaws or (2) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

           (f) None of (A) the execution, delivery or performance by the Company of this Agreement, the New Credit Agreement and the other Operative Documents, (B) the performance by the Company of the Acquisition Agreement and consummation of the Acquisition pursuant to the terms of the Acquisition Agreement, (C) the issuance and sale of the Senior Notes by the Company and (D) the consummation by the Company of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," will conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is bound, the violation of which would reasonably be expected to result in a Material Adverse Effect, or (3) any law or administrative regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which the Company or any of its subsidiaries was or is now a party or to which any of them or their respective properties may be subject. No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) that has not been made or obtained is required for (1) the execution, delivery and performance of the Operative Documents, the New Credit Agreement and the valid issuance and sale of the Series A Senior Notes or (2) the performance by the Company of the Acquisition Agreement and all documents or agreements related thereto and the transactions contemplated hereby and thereby. No consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents or the Offering Documents, other than such consents and waivers as have been or will be obtained prior to the Closing Date or, in the case of the Registration Rights Agreement and the transactions contemplated thereby, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations.

           (g) This Agreement has been duly authorized and validly executed by the Company and (assuming the due execution and delivery thereof by the Initial Purchasers) is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

           (h) The Company has duly authorized the Indenture, and when the Company has duly executed and delivered it (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and
      (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

           (i) The Company has duly authorized the Series A Senior Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Series A Senior Notes will conform to the description thereof in the Offering Memorandum, and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and
      (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

           (j) The Company has duly authorized the Series B Senior Notes and, when issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Series B Senior Notes will conform to the description thereof in the applicable Registration Statement, and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

           (k) The Registration Rights Agreement has been duly authorized and validly executed by the Company and (assuming the due execution and delivery thereof by the Initial Purchasers) is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and
      (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

           (l) The Acquisition Agreement has been duly and validly authorized by Acquisition Sub and is a valid and binding agreement of Acquisition Sub, enforceable against it in accordance with its terms, except as enforcement may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

           (m) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened, or, to the knowledge of the Company, contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the best knowledge of any Company, proposed by any governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses
      (i), (ii) and (iii) above, (1) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (2) might have a Material Adverse Effect, (3) would interfere with or adversely affect the issuance of the Series A Senior Notes or (4) in any manner draw into question the validity of the Operative Documents or the Series A Senior Notes.

           (n) No holder of any security of the Company or any of its subsidiaries has any right or, by reason of the execution by the Company of this Agreement, the New Credit Agreement, any other Operative Document or the Acquisition Agreement or the consummation of the transactions contemplated hereby or and thereby, have the right to require registration of any security of the Company.

           (o) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any material dispute threatened which, if such dispute were to occur, could have a Material Adverse Effect.

           (p) Neither the Company nor any of its subsidiaries has violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such instances of noncompliance that, either singly or in the aggregate, could not have a Material Adverse Effect.

           (q) Except as set forth in the Offering Memorandum, the Company, its subsidiaries and the Acquired Entities are in compliance with all applicable existing federal, state, local and foreign laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below), except for such instances of noncompliance that, either singly or in the aggregate, could not have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended,
      (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as set forth in the Offering Memorandum, there is no alleged liability, or, to the best knowledge and information of the Company, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company, any of its subsidiaries or the Acquired Entities arising out of, based on, or resulting from (1) the presence or release into the environment of any Hazardous Material at any location currently or previously owned by the Company, any of its subsidiaries or the Acquired Entities or at any location currently or previously used or leased by the Company, any of its subsidiaries or the Acquired Entities, or (2) any violation or alleged violation of any Environmental Law, except in each case with respect to clause (1) and (2), alleged or potential liabilities that, singly or in the aggregate, could not have a Material Adverse Effect.

           (r) The Company and each of its subsidiaries owns or possesses the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") presently employed by it and the Acquired Entities in connection with the businesses now operated by it and the Acquired Entities, except where the failure to own or possess such Intellectual Property could not, either singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice that its use of any Intellectual Property allegedly infringes upon, or conflicts with, rights asserted by others, except for such instances that, singly or in the aggregate, could not have a Material Adverse Effect if an unfavorable decision, judgment, ruling or finding is rendered against the Company or any of its subsidiaries.

           (s) Except as set forth in the Offering Memorandum, all tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, and all material taxes (including, but not limited to, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) have been paid other than those (i) being contested in good faith and for which adequate reserves have been provided, or (ii) currently payable without penalty or interest.

           (t) Except as set forth in the Offering Memorandum or that, singly or in the aggregate, could not have a Material Adverse Effect,
      (i) the Company and each of its subsidiaries has (1) such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own, lease and operate its respective properties and to conduct its business as presently conducted, and (2) fulfilled and performed all of its material obligations with respect to the Permits, and (ii) no event has occurred that could allow, or after notice or lapse of time could allow, revocation or termination of any Permit or that could result in any other material impairment of the rights granted to the Company or any of its subsidiaries under any Permit, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any Permit.

           (u) Except as set forth in the Offering Memorandum or that, singly or in the aggregate, could not have a Material Adverse Effect,
      (i) the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being owned by it, (ii) each lease to which the Company and each of its subsidiaries is a party is valid and binding and no default has occurred or is continuing thereunder and (iii) the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which it is a party as lessee.

           (v) The Company and each of its subsidiaries maintains adequate insurance for their respective businesses and the value of their respective properties (including, without limitation, public liability insurance, third party property damage insurance and replacement value insurance), and all such insurance is outstanding and in force as of the date hereof.

           (w) The financial statements, together with related notes forming part of the Offering Documents (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Documents at the respective dates or for the respective periods to which they apply, and such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The pro forma financial statements, together with related notes forming part of the Offering Documents (and any amendment or supplement thereto), are, in all material respects, accurately presented and prepared in good faith on the basis of the assumptions described therein, and such assumptions are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

           (x) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide assurance that:

                 (1) transactions are executed in accordance with management's general or specific authorizations;

                 (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and

                 (3) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

           (y) Subsequent to the dates for which information is given in the Offering Documents and up to the Closing Date, unless set forth in the Offering Memorandum or the Company has notified the Initial
      Purchasers:

                 (1) none of the Company or its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any material transactions not in the ordinary course of business;

                 (2) there has not been any decrease in the Company's capital stock or the capital stock of the Company's subsidiaries or any increase in long-term indebtedness to meet working capital requirements or any material increase in short-term indebtedness of the Company or its subsidiaries or any payment of or declaration to pay any dividends or any other distribution with respect to the Company's or any of its subsidiaries' capital stock, as the case may be; and

                 (3) there has not been any event or series of events that would have a Material Adverse Effect.

           (z) Prior to and after the issuance of the Series A Senior Notes, (i) the present fair salable value of the assets of the Company and its subsidiaries exceeded and will exceed the amount that will be required to be paid on, or in respect of, the debts and other liabilities (including contingent liabilities) of the Company and its subsidiaries as they become absolute and matured, (ii) the assets of the Company and its subsidiaries do not constitute and will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, and (iii) the Company and its subsidiaries do not intend to, or believe that they will, incur debts or other liabilities beyond their ability to pay such debts and liabilities as they mature. The Company does not intend to permit any of its subsidiaries to incur debts or other liabilities beyond their respective ability to pay such debts and liabilities as they mature.

           (aa) Neither the Company nor any agent thereof acting on its behalf, has taken or will take any action that might cause this Agreement or the issuance or sale of the Series A Senior Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R.
      Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

           (ab) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (ac) Ernst & Young LLP is an independent public accountants with respect to the Company as required by the Act.

           (ad) When the Series A Senior Notes are issued and delivered pursuant to this Agreement, such Series A Senior Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

           (ae) Assuming (i) that the representations and warranties of the Initial Purchasers in Section 7 hereof are true, (ii) that the representations of the Accredited Institutions set forth in the certificates of such Accredited Institutions in the form set forth in Annex A to the Offering Memorandum are true, (iii) compliance by the Initial Purchasers with their covenants set forth in Section 7 hereof, (iv) that none of the Eligible Purchasers is an affiliate of the Company and (v) that each of the Eligible Purchasers is a QIB or an Accredited Institution, the purchase and resale of the Series A Senior Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising (as these terms are defined in Regulation D under the Act) was used by the Company or any of their representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Senior Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Senior Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

           (af) The Company has no direct or indirect subsidiaries other than those listed on Exhibit A hereto.

           (ag) Set forth on Exhibit B hereto is a list of each employee pension or benefit plan with respect to which the Company is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Senior Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Documents under the Section entitled "Notice to Investors."

           (ah) None of the Company, its subsidiaries or any of its or their affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Senior Notes, and the Company, its subsidiaries and its or their affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Senior Notes outside the United States;

           (ai) There is no "substantial U.S. market interest" as defined in rule 902(n) of Regulation S for the Senior Notes or any security of the same class as the Senior Notes; and

           (aj) The sale of the Series A Senior Notes in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.


      7. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INITIAL PURCHASERS.

      (a) Each Initial Purchaser, severally and not jointly, represents and warrants to the Company as follows:

           (1) Each Initial Purchaser represents and warrants with respect to itself that such Initial Purchaser is either a QIB or an Accredited Institution, in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Senior Notes.

           (2) Such Initial Purchaser (i) is not acquiring the Series A Senior Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Senior Notes in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction, (ii) will be reoffering and reselling the Series A Senior Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to a limited number of Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Documents and (iii) has not solicited and, unless and until the Series A Senior Notes are registered under the Act, will not solicit any offer to buy or offer to sell the Series A Senior Notes by means of any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Act) or in any manner involving a public offering within the meaning of the Act.

           (3) Each Initial Purchaser also understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 9(d) and (e) hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

      (b) The Initial Purchasers agree that, in connection with the Exempt Resales, the Initial Purchasers will solicit offers to buy the Series A Senior Notes only from, and will offer to sell the Series A Senior Notes only to, the Eligible Purchasers. The Initial Purchasers further agree that they will offer to sell the Series A Senior Notes only to, and will solicit offers to buy the Series A Senior Notes only from, persons who in purchasing such Series A Senior Notes will be deemed to have represented and agreed (1) if such Eligible Purchaser is a QIB, that they are purchasing the Series A Senior Notes for their own account or an account with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (2) that such Series A Senior Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred, only (A) (I) inside the United States to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144 under the Act, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (B) to the Company or (C) pursuant to an effective registration statement under the Act, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and (3) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (2) above. Accordingly, each Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Senior Notes, and it, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

      (c) Each Initial Purchaser represents and agrees that the Senior Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act, which U.S. person will acquire an interest in a transfer restricted security.

      (d) Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Senior Notes (other than a sale pursuant to Rule 144A or to Accredited Institutional Investors in transactions that are exempt from the registration requirements of the Act), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Senior Notes from it during the Restricted Period a confirmation or notice to substantially the following effect:

      "The Senior Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

      Each Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Senior Notes, except with its affiliates or with the prior written consent of the Company.

      (e) Each Initial Purchaser further represents and agrees that (1) it has not offered or sold and will not offer or sell any Senior Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Senior Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Senior Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

      (f) Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Senior Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Senior Notes in such jurisdictions. The Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

      (g) Each Initial Purchaser agrees not to cause any advertisement of the Senior Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Senior Notes, except such advertisements as include the statements required by Regulation S.

      (h) The sale of the Series A Senior Notes in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

      (i) On the Closing Date, the Initial Purchasers will provide the Company with a list setting forth the names, addresses and such other information as the Company may reasonably request of all persons to whom the Initial Purchasers will sell the Senior Notes in offshore transactions pursuant to Regulation S.

Terms used in this Section 7 that have meanings assigned to them in Regulation S are used herein as so defined.


      8.   INDEMNIFICATION.

           (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use therein; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) on account of any such loss, claim, damage, liability or judgment (i) arising from the sale of the Series A Senior Notes by such Initial Purchaser to any person if a copy of the Offering Memorandum shall not have been delivered or sent to such person, at or prior to the written confirmation of such sale, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum, provided that the Company has delivered the Offering Memorandum to the Initial Purchasers in requisite quantity on a timely basis to permit such delivery or sending or (ii) resulting from the use by such Initial Purchaser of any offering memorandum, registration statement or prospectus, or any amendment or supplement thereto, referred to in Section 5(e) hereof when, under
      Section 11 hereof, such Initial Purchaser was not permitted to do so; provided further, however, that the foregoing exceptions in clauses
      (i) and (ii) shall not affect the indemnity with respect to any other Initial Purchaser not otherwise subject to such exceptions.

           (b) In case any action shall be brought against any Initial Purchaser or any person controlling such Initial Purchaser, based upon any Offering Document or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Initial Purchaser shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless
      (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Initial Purchaser or such controlling person and the Company, and such Initial Purchaser or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Initial Purchaser or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Initial Purchasers and controlling persons, which firm shall be designated in writing by DLJ, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company but if settled with the Company's written consent, the Company agrees to indemnify and hold harmless any Initial Purchaser and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (c) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, their directors and officers, and any person controlling them within the meaning of
      Section 15 of the Act or Section 20 of the Exchange Act (collectively the "COMPANY INDEMNIFIED PARTIES"), to the same extent as the foregoing indemnity from the Company to each Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing by such Initial Purchaser expressly for use in the Offering Documents. In case any action shall be brought against any Issuer Indemnified Party in respect of which indemnity may be sought against an Initial Purchaser, such Initial Purchaser shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), and the Issuer Indemnified Parties shall have the rights and duties given to such Initial Purchaser by Section 8(b) hereof.

           (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Series A Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. Except in the case of any indemnity arising under the last paragraph of Section 5(e) hereof, the relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Senior Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers, bear to the total price to investors of the Series A Senior Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions received by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Senior Notes purchased by each of the Initial Purchasers hereunder and not joint.

           (e) The Company hereby designates The Jordan Company, 9 West 57th Street, New York, New York 10019, as their authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Initial Purchaser or person controlling such Initial Purchaser asserting a claim for indemnification or contribution under or pursuant to this Section 8, and the Company will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company, at the address for notices specified in
      Section 11(a) hereof.

           (f) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.


      9. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase the Series A Senior Notes under this Agreement are subject to the satisfaction of each of the following conditions:

           (a) All the representations and warranties of the Company, after giving effect to the New Credit Agreement and the Acquisition pursuant to the terms of the Acquisition Agreement, contained in this Agreement shall be true and correct on the date hereof and on the Closing Date, with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements and satisfied all conditions to be performed, complied with or satisfied by it on or prior to the Closing Date.

           (b) (1) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 9:00 a.m., New York City time, on November 5, 1996, or at such later date and time as the Initial Purchasers may approve in writing;

                 (2) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Series A Senior Notes; and

                 (3) at the Closing Date, no stop order preventing the use of the Offering Documents, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of the Series A Senior Notes for sale in any jurisdiction designated by the Initial Purchasers pursuant to
           Section 5(f) hereof shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company, be contemplated.

           (c) (1) Since the date of the latest balance sheet included in the Offering Documents, there shall not have been any event that had a Material Adverse Effect, or any development involving a prospective change that could have a Material Adverse Effect, whether or not arising in the ordinary course of business;

                 (2) since the date of the latest balance sheet included in the Offering Documents, there has not been any change, or any development involving a prospective change, in the capital stock or in the long-term debt of the Company and its subsidiaries from that set forth in the Offering Documents;

                 (3) the Company and its subsidiaries shall have no material liability or obligation, direct or contingent, other than those reflected in the Offering Memorandum;

                 (4) there shall not have been any material adverse change, or development that is reasonably likely to result in a material adverse change, in the assets of Acquired Entities; and

                 (5) on the Closing Date, the Initial Purchasers shall have received certificates dated the Closing Date, signed on behalf of the Company by the President and the Chief Financial Officer of the Company, confirming all matters set forth in Sections 9(a), (b), and (c) hereof with respect to the Company.

           (d) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers) dated the Closing Date, of Mayer, Brown & Platt, special securities law counsel for the Company, to the effect that:

                 (1) The Company has all necessary corporate power and authority to enter into and perform its obligations under the Operative Documents and to issue, sell and deliver the Series A Senior Notes to the Initial Purchasers to be sold by the Initial Purchasers pursuant hereto;

                 (2) No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) which has not been made or obtained is required for (1) the execution, delivery and performance of this Agreement, the New Credit Agreement and the other Operative Documents and the valid issuance and sale of the Series A Senior Notes or (2) the performance by the Company of the Acquisition Agreement and all documents or agreements related thereto and the transactions contemplated hereby and thereby, such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect;

                 (3) To the best of such counsel's knowledge, no consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents or the Offering Documents, other than such consents and waivers as have been or will be obtained prior to the Closing Date or, in the case of the Registration Rights Agreement and the transactions contemplated thereby, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations.

                 (4) This Agreement has been duly authorized and validly executed by the Company and (assuming the due execution and delivery thereof by the Initial Purchasers) is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

                 (5) The Company has duly authorized the Indenture and when the Company has duly executed and delivered it (assuming due authorization, execution and delivery thereof by the Trustee), the Indenture will be a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 (6) The Company has duly authorized the Series A Senior Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Series A Senior Notes will conform to the description thereof in the Offering Memorandum, and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 (7) The Company has duly authorized the Series B Senior Notes and, when issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Series B Senior Notes will conform to the description thereof in the Offering Memorandum, and will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 (8) The Registration Rights Agreement has been duly authorized and validly executed by the Company and (assuming the due execution and delivery thereof by the Initial Purchasers) is a legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

                 (9) The New Credit Agreement has been duly authorized and validly executed by Motors and Gears Industries, Inc. and (assuming the due execution and delivery thereof by the other parties thereto) is a legally valid and binding obligation of Motors and Gears, Industries, Inc., enforceable against it in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution;

                 (10) The statements under the captions "Certain
           Transactions," "Description of Notes" and "Description of Certain Indebtedness" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are correct in all material respects;

                 (11) The Company is not and, after giving effect to the New Credit Agreement and the Acquisition pursuant to the terms of the Acquisition Agreement, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                 (12) When the Series A Senior Notes are issued and delivered pursuant to this Agreement, such Series A Senior Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

                 (13) Neither the Company nor any of its subsidiaries or (any agent thereof acting on the behalf of any of them) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Senior Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date;

                 (14) The Indenture is not required to be qualified under the Trust Indenture Act prior to the first to occur of (i) the Registered Exchange Offer and (ii) the effectiveness of the Shelf Registration Statement; and

                 (15) No registration under the Act of the Series A Senior Notes is required for the sale of the Series A Senior Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales as described in the Offering Memorandum (assuming (i) that the Eligible Purchasers who buy the Series A Senior Notes in the Exempt Resales are QIBs or Accredited Institutions, (ii) the accuracy of, and compliance with, the representations of the Initial Purchasers and those of the Company contained in Sections 6 and 7 hereof and (iii) the accuracy of the representations made by each Accredited Institution who purchases Series A Senior Notes pursuant to an Exempt Resale as set forth in the letters of representation executed by such Accredited Institutions in the form of Annex A to the Offering Memorandum).

           In addition, such counsel shall state that it has participated in conferences with representatives of the Company, representatives of the Company's accountants, the Initial Purchasers' representatives and counsel for the Initial Purchasers, at which conferences the contents of the Offering Documents and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents, no facts have come to such counsel's attention which led it to believe that the Offering Memorandum, on the date thereof or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and data and related notes, the financial statement schedules and other financial, statistical and accounting data included in the Offering Documents).

           (e) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers) dated the Closing Date, of Bryan Cave LLP, counsel for the Company, to the effect that:

                 (1) Each of the Company and each of its subsidiaries (A) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (B) has, and after giving effect to the New Credit Agreement and the Acquisition, will have, full corporate power and authority to carry on its respective business as it is currently being conducted and to own, lease and operate its respective properties, and (C) to the best of such counsel's knowledge, is and, after giving effect to the New Credit Agreement and the Acquisition, will be, duly qualified and is in good standing as a foreign corporation registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                 (2) All of the outstanding capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, is not subject to preemptive or similar rights and all of the Company's subsidiaries' capital stock is directly or indirectly owned by the Company, and, to the best of such counsel's knowledge, except as described in the Offering Memorandum, is free and clear of any security interest, claim, lien or encumbrance;

                 (3) To the best of such counsel's knowledge, except as disclosed in the Offering Memorandum, there are and, after giving effect to the New Credit Agreement and the Acquisition pursuant to the Acquisition Agreement, will not be, any outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock in the Company or any of its subsidiaries;

                 (4) Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws, as the case may be, and, to the best knowledge of such counsel after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

                 (5) None of (A) the execution, delivery or performance by the Company of this Agreement, the New Credit Agreement and the other Operative Documents, (B) the performance by the Company of the Acquisition Agreement and consummation of the Acquisition pursuant to the terms of the Acquisition Agreement, (C) the issuance and sale of the Senior Notes by the Company and (D) the consummation by the Company of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," will conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of any of the Company or the Company's subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel after due inquiry to which the Company or any of its subsidiaries is a party or by which any of them or their property is bound, or (3) to the best of such counsel's knowledge, any law or administrative regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which the Company or any of its subsidiaries was or is now a party or to which any of them or their respective properties may be subject and which is known to such counsel;

                 (6) The Acquisition Agreement has been duly and validly authorized by Acquisition Sub and is a valid and binding agreement of Acquisition Sub, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions affecting or relating to the rights of creditors generally or by general principles of equity, and except as rights to indemnification may be limited by applicable law.

                 (7) To the best knowledge of such counsel, after due inquiry, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental body, or
           (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction applicable to the Company or any of its subsidiaries has been issued that, in the case of clauses (i), (ii) and (iii) above, (a) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (b) would interfere with or adversely affect the issuance of the Series A Senior Notes, or (c) might invalidate any provision or the validity of the Operative Documents or the Series A Senior Notes;

                 (8) To the best knowledge of such counsel, there is no contract or document concerning the Company or any of its subsidiaries that is not described in the Offering Memorandum, that would be required to be described or filed in a registration statement on Form S-4 if the Senior Notes were registered pursuant to the Securities Act;

                 (9) To the best knowledge of such counsel, after due inquiry, no holder of any security of the Company has any right to require registration of any of the Company's securities by virtue of the execution of the Operative Documents or the Acquisition Agreement by the Company, the issuance and sale of the Series A Senior Notes by the Company or the transactions contemplated hereby and thereby, other than such rights as will be waived prior to the Closing Date;

           (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, in form and substance satisfactory to the Initial Purchasers, and the Company shall have provided Latham & Watkins such papers and information as it requests to enable it to pass upon the matters contained in such opinion.

           (g) The Initial Purchasers shall have received letters from Ernst & Young LLP, independent public accountants, on the date hereof and on the Closing Date, in form and substance satisfactory to the Initial Purchasers, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

           (h) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

           (i) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

           (j) The Company shall have entered into the New Credit Agreement (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith.

           (k) At or prior to the Closing Date, the closing under the New Credit Agreement shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received evidence satisfactory to the Initial Purchaser of the consummation thereof.

           (l) Each condition to the closing contemplated by the Acquisition Agreement (other than the issuance and sale of the Senior Notes pursuant hereto and the initial borrowing under the New Credit Agreement) shall have been satisfied or waived.

           (m) The Company shall have fully performed or complied with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.


      10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective at the time that the Company and the Initial Purchasers execute this Agreement.

      The Initial Purchasers may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:


           (a) Since the respective dates as of which information is given in the Offering Documents, any adverse change or development involving a prospective adverse change which would cause a Material Adverse Effect, on the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in the Initial Purchasers' judgment, make it impracticable to market the Series A Senior Notes on the terms and in the manner contemplated in the Offering Documents;

           (b) Any outbreak or escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States or elsewhere would, in the Initial Purchasers' judgment, be material and adverse and make it impracticable to market the Series A Senior Notes on the terms and in the manner contemplated in the Offering Documents;

           (c) The suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market Systems;

           (d) The enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial
      Purchasers' opinion causes or will cause a Material Adverse Effect;

           (e) The declaration of a banking moratorium by either federal or New York State authorities;

           (f) The taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' opinion has a material adverse effect on the financial markets in the United States; or

           (g) Any of the Company's securities shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, provided that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of any Initial Purchaser, make it impracticable or inadvisable to market the Series A Senior Notes or to enforce contracts for the sale of the Series A Senior Notes or materially impair the investment quality of the Series A Senior Notes.

      If on the Closing Date either of the Initial Purchasers shall fail or refuse to purchase the Series A Senior Notes, which it has agreed to purchase hereunder on such date and arrangements satisfactory to the Company for purchase of such Series A Senior Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser. In any such case that does not result in termination of this Agreement, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default by it under this Agreement.


      11.  AGREEMENT OF THE INITIAL PURCHASERS.

      Each Initial Purchaser agrees, severally and not jointly, that, upon its receipt of any written notice from the Company of the existence of any fact or the happening of any event that requires the making of any additions to or changes in any offering memorandum, registration statement or prospectus, or amendment or supplement thereto, referred to in Section 5(e) hereof in order that such document will not contain any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date such document was delivered, not misleading, such Initial Purchaser shall forthwith discontinue disposition of the applicable Senior Notes pursuant to such document until (i) such Initial Purchaser receives from the Company copies of an amended or supplemented document that the Company states in writing may be used by such Initial Purchaser or (ii) such Initial Purchaser is advised in writing by the Company that the use of such document may be resumed.


      12.  MISCELLANEOUS.

           (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Motors and Gears, Inc., ArborLake Centre, Suite 550, 1751 Lake Cook Road, Deerfield, IL 60015, Attention: Chief Financial Officer, with a copy to Mayer, Brown & Platt, 1675 Broadway, Suite 1900, New York, New York 10019, Attention: James B. Carlson, (ii) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, and (iii) if to the Initial Purchasers pursuant to
      Section 11 hereof, (A) to Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention:
      Syndicate Department & Compliance Department, (B) to BT Securities Corporation, 130 Liberty Street, 30th Floor, New York, NY 10062,
      Attention: Syndicate Department and (C) to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, Los Angeles, California 90025,
      Attention: Syndicate Department & Compliance Department or in any case to such other address as the person to be notified may have requested in writing.

           (b) The respective indemnities, contribution agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Senior Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any such person, (ii) acceptance of the Series A Senior Notes and payment for them hereunder and (iii) termination of this Agreement.

           (c) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Senior Notes from any of the several Initial Purchasers merely because of such purchase.

           (d) This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York without reference to its choice of law provisions.

           (e) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


      Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

                                 Very truly yours,

                                 MOTORS AND GEARS, INC.


                                 By:      /s/ Jonathan F. Boucher
                                    --------------------------------
                                      Name: Jonathan F. Boucher
                                      Title:   Vice President



DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BT SECURITIES CORPORATION
JEFFERIES & COMPANY, INC.

Acting on behalf of
  itself, BT Securities Corporation
  and Jefferies & Company, Inc.

By:   DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION

      By:      /s/ Craig Packer
         ---------------------------
           Name: Craig Packer
           Title:   Vice President